Exhibit 10.34.1



                      AMENDMENT TO THE AMENDED AND RESTATED
                          1998 LONG-TERM INCENTIVE PLAN


     Effective May 24, 2006, the Amended and Restated 1998 Long Term Incentive Plan (the "Plan"), as amended and restated, be and it hereby is amended as follows:

        (a) Add the following language at the end of the 3rd sentence of the
            Plan:

                    "and certain additional immaterial amendments were added to the Plan effective May 24, 2006 after prior Board approval"; and

        (b) Section 4.3(b) of the Plan is deleted.




                                     L.B. Foster Company

                                     By: /s/ Stan L. Hasselbusch
                                     ---------------------------

                                     Stan L. Hasselbusch
                                     President and Chief Executive Officer
                                     pursuant to authority of Board of Directors